Chris, congratulations on your offer! We’re excited to see you continue your journey with the pack! As you know, our mission is to be the most trusted and convenient destination for pet parents and partners everywhere—and your contributions have helped make that possible. In your new role, you’ll continue driving a customer-first culture where passionate, big-thinking pet lovers like you make an impact while growing your career. As a Chewtopian, you’ll keep working alongside our dynamic, diverse team of innovators who challenge the status quo and Think Big daily. In your new role, you’ll tackle complex problems, collaborate with your team, and deliver results that push our mission further. We’re committed to fostering a workplace where you can bring your authentic self, feel valued for your unique perspective, and continue growing in meaningful ways. In this packet, you’ll find your official offer letter and role details. If you have any questions, I’m here to help. You’ll receive the VIP treatment, part of your Chewtopian Advantage! We’re excited to see what you’ll accomplish next in your Chewy career. Congratulations, Greg Arendt VP, HR Strategy & Operations Chewy, Inc. | 7700 West Sunrise Boulevard, Plantation, FL 33322 | 1-800-672-4399 1

Chewy, Inc. | 7700 West Sunrise Boulevard, Plantation, FL 33322 | 1-800-672-4399 2 Table of Contents Offer Letter Confidentiality, Non-Solicitation, Non-Compete and Intellectual Property Assignment Agreement State-Specific Modifications Appendix Prior Works Appendix

Chewy, Inc. | 7700 West Sunrise Boulevard, Plantation, FL 33322 | 1-800-672-4399 3 Offer Letter February 20, 2026 Christopher S. Deppe 503-799-1393 Dear Chris, I am pleased to offer you the position of Chief Financial Officer (CFO) with Chewy, Inc., a Delaware corporation (the “Company”) as part of the Corporate Administration team in Plantation, FL, reporting to the Chief Executive Officer. This letter includes information about your compensation package. Work Arrangement: As a remote employee based out of Spring Hill, Tennessee you may be expected to travel for business as requested by your supervisor and the standard employee travel and expenses policies and guidelines will apply. Start Date: Your expected start date will be February 23, 2026 (such date that you assume your responsibilities as CFO of the Company, the “Start Date”). Your appointment as Chief Financial Officer of the Company is conditioned upon approval by the Board of Directors, which appointment will be effective as of the Start Date. Base Salary: Your annual base salary will be $450,000.00. Your wages are payable on a biweekly basis, in accordance with the Company’s customary payroll procedures, and subject to applicable deductions and withholdings. Base Salary Review: Chewy completes a base salary review process on an annual basis. Eligibility is not guaranteed and is based on company and individual performance. Annual Short-Term Incentive: You will be eligible to participate in Chewy’s 2026 Annual Short-Term Incentive (“STI”) program with a target of 100% of eligible earnings. Payouts could be higher or lower than your target contingent on factors including but not limited to time in an eligible role, performance, and program availability. As payments are based upon team member eligible earnings in the applicable fiscal year, the total award is pro-rated based on the time in a role. STI is paid following the end of the performance year and in accordance with the terms and conditions of the program in effect for the applicable fiscal year. The terms of any STI programs are subject to change at the sole discretion of Chewy.

4 Annual Equity Grant: In the spring after your start date (April 2026), you will be eligible to receive an annual equity grant, with an award value of 800% of your annual base salary at the time of grant. At the CFO level, this equity grant will be: (i) 50% in restricted stock units (“RSUs”) that will vest at a rate of 25% on the first anniversary of the annual equity grant vesting commencement date (i.e. the annual equity grant vesting commencement date is defined as the first day of the next calendar month following the beginning of the fiscal year), and 6.25% every three (3) months thereafter; and (ii) 50% in performance-based RSUs that will be subject to vest at the end of a three (3) year period of employment. This three (3) year vesting period is inclusive of a one (1) fiscal year company performance-based measurement period. Any annual grants will be at the Company’s discretion and subject to the performance and other vesting criteria established by the Company and approved by the Board of Directors. The number of RSUs is calculated by dividing the Long-Term Incentive dollar amount by the average closing stock price on each of the 20 trading days preceding the grant date. While grant dates are subject to adjustment, Chewy currently grants annual awards in April. All equity awards are subject to the terms, definitions, and conditions described in the documentation for your award, to be provided to you under separate cover, and are conditioned upon approval by the Board of Directors. One-Time Grant: You will be awarded an additional equity grant with a value of $8,781,141.00 as of the grant date. This equity grant will be granted in RSUs that will vest at the rate of 30% on December 1, 2026, 25% on December 1, 2027, 25% on December 1, 2028 and 20% on December 1, 2029. The number of RSUs is calculated by dividing the Long-Term Incentive dollar amount by the average closing stock price on each of the 20 trading days preceding the grant date. This award will be granted on the Chewy grant date following your effective date. While grant dates are subject to adjustment, Chewy’s grant dates are currently in April, June, September, and December. All equity awards are subject to the terms, definitions, and conditions described in the documentation for your award, to be provided to you under separate cover, and are conditioned upon approval by the Board of Directors. Time Off & Holidays: You will be eligible for unlimited paid time off (PTO). PTO is to be used within reason, subject to manager approval and the needs of the business. Except as otherwise protected by applicable law, PTO requests should be submitted to your manager no less than 2 weeks advance; and PTO requests between November 15th and December 23rd (our business peak time) are treated on a case-by-case basis depending on role and business need. The Company also offers six (6) paid designated holidays per year. At-Will Employment: This letter does not constitute a contract for employment. Your employment with the Company will be employment “at will,” which means that the terms and conditions are subject to change at any time, and either you or the Company may terminate your employment at any time, either with or without notice. Any statements to the contrary are not authorized and may not be relied upon unless they are made in writing and signed by Chewy's CEO. Chewy, Inc. | 7700 West Sunrise Boulevard, Plantation, FL 33322 | 1-800-672-4399

Chewy, Inc. | 7700 West Sunrise Boulevard, Plantation, FL 33322 | 1-800-672-4399 5 We wish to emphasize the importance we place on the proper treatment of any confidential information with which you may have come into contact in the past. We are offering you this job based on your skills and abilities and not your possession of any trade secret, confidential or proprietary information. We require that you not obtain, keep, use for our benefit or disclose to us any confidential, proprietary or trade secret information that belongs to others, unless the party who has the rights to the information expressly consents in writing in advance. This document shall not in any way affect, modify, supersede, void or nullify any prior agreements you have entered into with the Company. By signing below, you acknowledge that, in deciding to accept Chewy’s offer of employment, you are not relying on any promises or statements that are not set out in this offer letter. This offer of employment is contingent upon the following: 1. Your acceptance of this offer on or before February 23, 2026. 2. Verification of your previous employment, education, other references, and a successful background check. 3. Your signing of the Company’s Confidentiality, Non-Solicitation, and Intellectual Property Assignment Agreement. If the foregoing terms are acceptable to you, please sign below and return this letter to us as soon as possible, but no later than February 23, 2026. If you have any questions regarding this offer, please contact Greg Arendt garendt@chewy.com or by phone at 810-599-9700. Sincerely, Greg Arendt VP, HR Strategy and Operations Agreed to and accepted by: Christopher Deppe: Date

Chewy, Inc. | 7700 West Sunrise Boulevard, Plantation, FL 33322 | 1-800-672-4399 6 Confidentiality, Non-Solicitation, Non-Compete and Intellectual Property Assignment Agreement This Confidentiality, Non-Solicitation, Non-Compete, and Intellectual Property Assignment Agreement, including the attached State-Specific Modifications Appendix (the “Agreement”), is between the undersigned (“Employee”) and Chewy, Inc. (“Chewy”). Recitals: WHEREAS, Employee desires to establish and maintain an employment relationship with Chewy and/or one of Chewy’s affiliates or subsidiaries (collectively referred to in this Agreement as the “Company”), and the Company desires to hire Employee for its Business (as defined herein); WHEREAS, Employee acknowledges that substantial cost and expense will be incurred by the Company for Employee’s training, and Employee’s training and employment will require the disclosure of certain Confidential Information (as defined below) that is proprietary; WHEREAS, Employee desires to enter into this Agreement in order to obtain employment with the Company; and NOW, THEREFORE, in consideration of Employee’s employment, the Company’s entrusting to Employee confidential information relating to the Company’s business, providing Employee specialized training related to the Company’s business and/or allowing Employee access to customers and the ability to use and develop goodwill with them, Employee agrees to and accepts the conditions of employment set forth in this Agreement[1]: 1. Confidential Information; Non-Competition Covenant; Non-Solicitation Covenant; Customer Restriction. The Employee acknowledges that: (i) the business of the Company is providing retail and wholesale pet food, pet pharmacy and compounding, pet health and wellness, pet insurance, and other pet supply services and pet products (with pets to include, without limitation, in addition to household pets, any domesticated livestock) (each individually a “Line of Business” and collectively the “Business”); (ii) the Company is one of the limited number of entities to have developed such a Business; (iii) the Company’s Business is national in scope; (iv) the Company directly competes with: e-commerce and mail-order pharmacies and pharmacy compounders; e- commerce retailers and wholesalers of pet food, pet pharmacy and compounding, pet health and wellness, pet insurance, and/or other pet supply services, and pet products, including those that exclusively sell pet-related products as well as those offering pet food, pet pharmacy and compounding, pet health and wellness, pet insurance, and/or other pet supply services, and pet products as one amongst many product categories available for purchase; and brick-and-mortar retailers and wholesalers whose primary business is the retail or wholesale of pet food, pet pharmacy or compounding, pet health and wellness, and/or other pet supply services and pet products (with pets to include, without limitation, in addition to household pets, any domesticated livestock) (the entities enumerated above are collectively referred to as “Direct Competitors”); (v) over the course of Employee’s career, the Company’s

Chewy, Inc. | 7700 West Sunrise Boulevard, Plantation, FL 33322 | 1-800-672-4399 7 business may expand beyond its current Business, and therefore, the definition of Direct Competitors also includes any business engaged in the developing, marketing or selling of any product(s) or service(s) the Company is developing, marketing or selling or has plans to develop, market or sell at the time of Employee’s termination of employment in which Employee had involvement or about which Employee obtained Confidential Information during the Look Back Period (defined below); (vi) Employee’s work for the Company will give Employee access to the confidential affairs and proprietary information of the Company; (vii) the covenants and agreements contained in this Section are essential to the Business and goodwill of the Company; (viii) the Company would not have employed Employee but for the covenants and agreements set forth in this Section 1; and (ix) the restrictive covenant provisions in Section 1 are necessary to protect the Company’s Confidential Information (including trade secrets) and key business relationships. (g) Confidential Information. “Confidential Information” refers to an item of information, or a compilation of information, in any form (tangible or intangible), related to the business of the Company that the Company has not made public or authorized public disclosure of, and that is not generally known to the public through proper means. Employee acknowledges that in Employee’s position with the Company, Employee will obtain and/or have access to Confidential Information regarding the business of the Company, including, but not limited to: business plans and forecasts, market analysis, marketing plans and strategies, branding strategies, pricing-related variables and strategy, the actual and anticipated research and development activities of the Company, unpatented inventions, technical data, knowledge, information and materials about trade secrets, mailing/e-mailing lists, methods of operation, customer or client lists, data, preferences and buying histories, services, know-how, confidential information about financial performance, human resources information such as that obtained from a confidential personnel file, other proprietary matters relating to the Company, and information that is entrusted to the Company in confidence by third parties with whom the Company does business or is negotiating to do business, all of which constitute valuable assets of the Company which this Agreement is designed to protect. Nothing herein restricts or prevents an employee from sharing information about their own compensation with other employees nor prevents other employees from making inquiries about the compensation earned or paid to co-workers. Confidential Information does not include information lawfully acquired by a non-management employee about wages, hours or other terms and conditions of employment if used by them for purposes protected by §7 of the National Labor Relations Act (the NLRA) such as joining or forming a union, engaging in collective bargaining, or engaging in other concerted activity for their mutual aid or protection. Accordingly, until such time as the Confidential Information is readily available publicly (other than as a result of disclosure by Employee), Employee shall not disclose to any person or use, copy, download, upload or transfer any Confidential Information, whether or not created in whole or in part by the efforts of Employee and regardless of whether Employee is still employed by the Company. Employee will only disclose or use, copy, download, upload or transfer such Confidential Information as is required by law or as necessary in the performance of Employee’s duties on behalf of the Company. If Employee has any questions about what constitutes Confidential Information, Employee agrees to contact the Company’s Chief Human Resources Officer or General Counsel prior to disclosure of such information. The

Chewy, Inc. | 7700 West Sunrise Boulevard, Plantation, FL 33322 | 1-800-672-4399 8 Company and Employee agree that this Agreement does not alter any obligations Employee owes to the Company under any other applicable statute or the common law. Nothing in this Agreement prohibits Employee from filing a charge or complaint, including opposing or reporting criminal conduct or unlawful employment practices, or otherwise reporting an event that is reasonably and in good faith believed to be a violation of law to an attorney retained by Employee, law enforcement or the relevant law-enforcement agency (such as the Securities and Exchange Commission, Equal Employment Opportunity Commission, Department of Labor, the state division/agency for human rights or a local commission on human rights), , or from cooperating in an investigation conducted by such a government agency. Further, nothing in this Agreement prevents Employee from testifying in any administrative, legislative, or judicial proceeding or speaking with law enforcement or an attorney retained by Employee concerning alleged criminal conduct or alleged sexual harassment on the part of the Company or its agents or employees. Employee understands and agrees that under the 2016 Defend Trade Secrets Act (DTSA): (1) no individual will be held criminally or civilly liable under Federal or State trade secret law for the disclosure of a trade secret (as defined in the Economic Espionage Act) that: (A) is made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and made solely for the purpose of reporting or investigating a suspected violation of law; or, (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal so that it is not made public; and, (2) an individual who pursues a lawsuit for retaliation by an employer for reporting a suspected violation of the law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except as permitted by court order. The Company and Employee recognize that state and federal law provide additional protection for statutorily defined trade secrets and this Agreement does not waive, alter, or reduce any such additional protections. Likewise, the Company and Employee agree that this Agreement does not alter, reduce or modify any obligations Employee owes to the Company under any other applicable statute or the common law. (g) Non-Competition Covenant. Employee agrees that during employment and for a period of two (2) years from the date Employee’s employment ends (whatever the cause) (“Restricted Period”), Employee shall not, anywhere within the Territory (defined below), directly or through the direction or control of others, acting individually or as an owner, shareholder, partner, employee, contractor, agent or otherwise, on behalf of a Direct Competitor: (i) provide services that are the same as or similar in function or purpose to the services Employee provided to the Company during the last two (2) years of employment or such shorter period of time as Employee has been employed (the “Look Back Period”) or (ii) or provide services that are otherwise likely or probable to result in the use or disclosure of Confidential Information to a Direct Competitor. Notwithstanding the foregoing, Employee may accept employment with a Direct Competitor if the part of the Direct Competitor’s business in which Employee accepts employment is not a business that competes with a portion or division of the Company’s Business that Employee had involvement with or access to Confidential Information about during the Look Back Period, if prior to acceptance Employee provides the

Chewy, Inc. | 7700 West Sunrise Boulevard, Plantation, FL 33322 | 1-800-672-4399 9 Company written notice of the position Employee is taking and provides written assurances satisfactory to Company that the position will not involve a competing product of which Employee had involvement or access to Confidential Information about, cause harm to Company’s customer relationships, or involve use of Confidential Information. Only the Company’s Chief Human Resources Officer or General Counsel has authority to advise whether the written assurances provided by the Employee pursuant to this section are satisfactory. “Territory” means the geographic territory(ies) assigned to Employee by Company during the Look Back Period (by state, county, or other recognized geographic boundary used in the Company’s Business); and, if Employee has no such specifically assigned geographic territory then: (i) those states and counties in which Employee participated in the Company’s Business and/or about which Employee was provided access to Confidential Information during the Look Back Period; and, (ii) the state and county where Employee resides. If Employee is employed by the Company in a research and development capacity and/or if Employee is employed in a senior management position (such as Director, Senior Director, Vice President and above, Board Member, or Officer) then Employee is presumed to have participated in the Company’s Business and/or had Confidential Information about the Company’s Business throughout the United States (including state and state-equivalents and county and county- equivalents therein), as the Company and Employee agree that the Company’s Business is e- commerce, is conducted nationwide and competes nationwide. Employee is responsible for seeking clarification from the Company’s Human Resources department if it is unclear to Employee at any time what the scope of the Territory is. (g) Employee and Independent Contractor Non-Solicitation Covenant. Employee agrees that during the Restricted Period, Employee will not, in person or through the assistance of others, knowingly participate in soliciting or communicating (verbally or in writing) with a Covered Worker (defined herein) for the purpose of persuading the Covered Worker to go to work for a Direct Competitor or to end or modify the Covered Worker’s relationship with the Company. A “Covered Worker” means a current employee or independent contractor of the Company about whom Employee gained knowledge of through Employee’s employment with the Company, with whom Employee worked, or about whom Employee acquired Confidential Information, or any former employee or independent contractor of the Company about whom Employee gained knowledge of through Employee’s employment with the Company, with whom Employee worked, or about whom Employee acquired Confidential Information and who has been employed or engaged by the Company at any time during the six months prior to the date of Covered Worker’s termination. In the event the Company loses a Covered Worker due, in whole or in part, to conduct by Employee that violates this Agreement prior to the issuance of injunctive relief, Employee shall pay the Company a sum equal to thirty percent (30%) of the annual compensation of the person(s) who were improperly solicited and left Company, based on such person’s last rate of compensation with the Company. This payment shall not preclude or act as a substitute for any remedy that would otherwise be available, including but not limited to, injunctive relief to prevent further violations. Nothing herein is intended to be or is to be construed as a prohibition against general advertising such as “help wanted” ads that are not targeted at the Company’s employees or independent contractors.

Chewy, Inc. | 7700 West Sunrise Boulevard, Plantation, FL 33322 | 1-800-672-4399 10 (g) Customer Non-Solicitation Restriction. Employee agrees that during the Restricted Period, Employee will not, working alone or in conjunction with one or more other persons or entities, whether for compensation or not, on behalf of a Direct Competitor: (i) solicit, assist in soliciting, or facilitate the solicitation of, the sale of pet food, pet pharmacy, pet health and wellness, and/or other pet supply products, to any and all customers of the Company with respect to whom Employee had Material Business-Related Contact (defined below) or accessed or received Confidential Information about during the Look Back Period (“Covered Customer”); or (ii) interfere with the Company’s business relationship with any Covered Customer. “Material Business-Related Contact” means a direct, substantive conference, meeting, correspondence, discussion, or other contact or communication (but not merely a mass mailing, “cold call” telephone solicitation, incidental meeting at trade shows or conventions or other like incidental contacts), that is intended to result in, lead to, maintain, increase, facilitate, further or otherwise aid, the sale, or other provision of products or services sold or provided by the Company. For the purposes of Section 1(c) and (d), “solicit” means to interact with someone in an effort to cause or encourage the person or entity to do something, regardless of which party first initiates contact. The non-solicitation covenants in Section 1(c) and (d) are understood to be inherently and reasonably limited by geography to those locations and/or places of business where the Covered Customer, or Covered Worker is located and available for solicitation. Where (and only where) a different form of geographic limitation is required by applicable state law for enforcement, the covenants will be considered limited to Employee’s Territory. 2. Return of Company Property and Confidential Materials. All tangible property (including cell phones, laptop or tablet computers and other Company property), as well as all Confidential Information, is the exclusive property of the Company and must be returned to the Company in accordance with the Company’s instructions upon termination of Employee’s employment or at such other time as is requested by the Company. Employee agrees that upon termination of employment for any reason whatsoever Employee shall return all copies, in whatever form or media, including hard copies and electronic copies, of Confidential Information to the Company, and Employee shall delete any copy of the Confidential Information on any computer file or database maintained by Employee and, upon request by the Company, Employee shall certify in writing that they have done so. 3. Intellectual Property Assignment. Employee is expected to use his or her inventive and creative capacities for the benefit of the Company and to contribute, where possible, to the Company’s intellectual property in the ordinary course of employment. (g) “Inventions” mean any inventions, discoveries, improvements, designs, processes, machines, products, innovations, business methods or systems, know how, ideas or concepts of commercial value or utility, and related technologies or methodologies, whether or not shown or described in writing or reduced to practice and whether patentable or not. “Works” mean original works of authorship, including, but not limited to: literary works (including all written material), mask works, computer programs, formulas, tests, notes, data compilations, databases, artistic and graphic works (including designs, graphs, drawings, blueprints, and other works), recordings, models, photographs, slides, motion pictures, and audio visual works;

Chewy, Inc. | 7700 West Sunrise Boulevard, Plantation, FL 33322 | 1-800-672-4399 11 whether copyrightable or not, and regardless of the form or manner in which documented or recorded. “Trademarks” mean any trademarks, trade dress or names, symbols, special wording or devices used to identify a business or its business activities whether subject to trademark protection or not. The foregoing is collectively referred to in this Agreement as “Intellectual Property.” (g) Employee assigns to the Company Employee’s entire right, title and interest in and to all Inventions that are made, conceived, or reduced to practice by Employee, alone or jointly with others, during Employee’s employment with the Company (whether during working hours or not) that either (i) relate to the Company’s Business, or actual or demonstrably anticipated research or development of the Company, or (ii) involve the use or assistance of any tools, time, material, personnel, information, or facility of the Company, or (iii) result from or relate to any work, services, or duties undertaken by Employee for the Company. (g) Employee recognizes that all Works and Trademarks conceived, created, or reduced to practice by Employee, alone or jointly with others, during Employee’s employment shall to the fullest extent permissible by law be considered the Company’s sole and exclusive property and “works made for hire” as defined in the U.S. Copyright Laws for purposes of United States law and the law of any other country adhering to the “works made for hire” or similar notion or doctrine, and will be considered the Company’s property from the moment of creation or conception forward for all purposes without the need for any further action or agreement by Employee or the Company. If any such Works, Trademarks or portions thereof shall not be legally qualified as works made for hire in the United States or elsewhere, or shall subsequently be held to not be works made for hire or not the exclusive property of the Company, Employee hereby assigns to the Company all of Employee’s rights, title and interest, past, present and future, to such Works or Trademarks. Employee will not engage in any unauthorized publication or use of such Company Works or Trademarks, nor will Employee use same to compete with or otherwise cause damage to the business interests of the Company. (g) It is the purpose and intent of this Agreement to convey to the Company all of the rights (inclusive of moral rights) and interests of every kind, that Employee may hold in Inventions, Works, Trademarks and other Intellectual Property that are covered by Sections 3(a) – (c) above (“Company Intellectual Property”), past, present and future; and, Employee waives any right that Employee may have to assert moral rights or other claims contrary to the foregoing understanding. It is understood that this means that in addition to the original work product (be it invention, plan, idea, know how, concept, development, discovery, process, method, or any other legally recognized item that can be legally owned), the Company exclusively owns all rights in any and all derivative works, copies, improvements, patents, registrations, claims, or other embodiments of ownership or control arising or resulting from an item of assigned Company Intellectual Property everywhere such may arise throughout the world. The decision whether or not to commercialize or market any Company Intellectual Property is within the Company’s sole discretion and for the Company’s sole benefit and no royalty will be due to Employee as a result of the Company’s efforts to commercialize or market any such invention. In the event that there is any Invention, Work, Trademark, or other form of intellectual property that is incorporated into any product or service of the Company that

Chewy, Inc. | 7700 West Sunrise Boulevard, Plantation, FL 33322 | 1-800-672-4399 12 Employee retains any ownership of or rights in despite the assignments created by this Agreement, then Employee hereby grants to the Company and its assigns a nonexclusive, perpetual, irrevocable, fully paid-up, royalty-free, worldwide license to the use and control of any such item that is so incorporated and any derivatives thereof, including all rights to make, use, sell, reproduce, display, modify, or distribute the item and its derivatives. All assignments of rights provided for in this Agreement are understood to be fully completed and immediately effective and enforceable assignments by Employee of all intellectual property rights in Company Intellectual Property. When requested to do so by the Company, either during or subsequent to employment with the Company, Employee will (i) execute all documents requested by the Company to affirm or effect the vesting in the Company of the entire right, title and interest in and to the Company Intellectual Property at issue, and all patent, trademark, and/or copyright applications filed or issuing on such property; (ii) execute all documents requested by the Company for filing and obtaining of patents, trademarks and/or copyrights; and (iii) provide assistance that the Company reasonably requires to protect its right, title and interest in the Company Intellectual Property, including, but not limited to, providing declarations and testifying in administrative and legal proceedings with regard to Company Intellectual Property. Power of Attorney: Employee hereby irrevocably appoints the Company as its agent and attorney in fact to execute any documents and take any action necessary for applications, registrations, or similar measures needed to secure the issuance of letters patent, copyright or trademark registration, or other legal establishment of the Company’s ownership and control rights in Company Intellectual Property in the event that Employee’s signature or other action is necessary and cannot be secured due to Employee’s physical or mental incapacity or for any other reason. (g) Employee will make and maintain, and not destroy, notes and other records related to the conception, creation, discovery, and other development of Company Intellectual Property. These records shall be considered the exclusive property of the Company and are covered by Sections 3(b)-(d) above. During employment and for a period of one (1) year thereafter, Employee will promptly disclose to the Company (without revealing the trade secrets of any third party) any Intellectual Property that Employee creates, conceives, or contributes to, alone or with others, that involve, result from, relate to, or may reasonably be anticipated to have some relationship to the line of business the Company is engaged in or its actual or demonstrably anticipated research or development activity. (g) Employee will not claim rights in, or control over, any Invention, Work, or Trademark as something excluded from this Agreement because it was conceived or created prior to being employed by the Company (a “Prior Work”) unless such item is identified on the Prior Works Appendix and signed by Employee as of the date of this Agreement. Employee will not incorporate any such Prior Work into any work or product of the Company without prior written authorization from the Company to do so; and, if such incorporation does occur, Employee grants the Company and its assigns a nonexclusive, perpetual, irrevocable, fully paid-up, royalty-free, worldwide license to the use and control of any such item that is so incorporated and any derivatives thereof, including all rights to make, use, sell, reproduce, display, modify, or distribute the item and its derivatives.

Chewy, Inc. | 7700 West Sunrise Boulevard, Plantation, FL 33322 | 1-800-672-4399 13 (g) Notwithstanding anything herein to the contrary, Employee understands that the provisions of this Agreement requiring assignment of Work Product to the Company do not apply to any invention that qualifies fully under the provisions of any of the following: California Labor Code Section 2870; Delaware Code Title 19 Section 805; Illinois Employee Patent Act Section 1060/2; Kansas Statutes Section 44-130; Minnesota Statutes 13A Section 181.78; New Jersey Rev. Stat. §34:1B-265; North Carolina General Statute Section 66-57.1; Washington Revenue Code Section 49.44.140; and Utah Code Sections 34-39-l through 34-39-3, “Employment Inventions Act.” NOTICE: Employee acknowledges notice that to the extent one of the foregoing laws applies, Employee’s invention assignment agreement will not apply to an invention for which no equipment, supplies, facility or trade secret information of the Company was used and which was developed entirely on Employee’s own time, unless: (1) the invention relates directly to the Business or to the Company’s actual or demonstrably anticipated research or development; or (2) the invention results from any work performed by Employee for the Company. Similarly, to the extent California Labor Code Section 2870, or Illinois 765 ILCS 1060/1-3, “Employee Patent Act”, controls then the same notice will apply absent the word “directly” in part (1). Employee will advise the Company promptly in writing of any inventions that Employee believes meet the criteria in any of the laws identified in this Section 3. 4. Reasonable Restrictions. Employee acknowledges and agrees that the restrictions and covenants contained in this Agreement (including but not limited to the temporal and geographic restrictions) are reasonably necessary to protect the goodwill and legitimate business interests of the Company, including without limitation the Company’s Confidential Information and business, employment and other relationships. 5. Reformation. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. If a Court determines that at the time this Agreement is presented for enforcement any provisions are overly broad or unenforceable (such as to time, geography, subject or scope of restricted activity), the parties agree that the Court shall reform the Agreement to make it enforceable to the maximum extent possible and shall enforce the other terms as written. 6. Not an Employment Agreement. This Agreement is not, and shall not be construed to create, any contract of employment, express or implied. Nor does this Agreement in any way alter the “at- will” status of Employee’s employment. 7. Duty to Disclose Agreement and to Report New Employer. To ensure full compliance with the terms of this Agreement, during the Restricted Period, Employee shall provide a copy of this Agreement to any future employer. In the event that Employee leaves the employ of the Company, Employee hereby consents to the notification of Employee’s new employer of Employee’s rights and obligations under this Agreement. Employee will not assert any claim that such conduct is legally actionable interference or otherwise impermissible regardless of whether or not this Agreement is later found to be enforceable in whole or in part.

Chewy, Inc. | 7700 West Sunrise Boulevard, Plantation, FL 33322 | 1-800-672-4399 14 8. Representations as to Prior or Other Agreements. Employee represents and warrants that they are able to perform the contemplated duties of employment without being in breach of any confidentiality agreements or disclosing proprietary information of any third party, and that no proprietary information of any third party shall be disclosed to the Company. Employee is not aware of an agreement, contract, non-compete covenant, non-disclosure agreement or similar restriction that would in any way restrict, limit or prohibit Employee’s employment by the Company that Employee has not disclosed and provided to the Company. 9. Governing Law, Venue and Personal Jurisdiction. To maintain uniformity in the interpretation of this Agreement across the Company’s operations in many different states, the parties have expressly agreed that this Agreement, the parties’ performance hereunder and the relationship between them shall be governed by, construed and enforced in accordance with the laws of the State of Florida without regard to the conflict of law rules or limitations of Florida or any other state that may otherwise apply. Any claim by either Employee or the Company for injunctive relief to enforce Sections 1 and/or 3 of this Agreement shall be exclusively finally resolved by a state or federal court located in Broward County, Florida and the parties to this Agreement hereby consent to personal jurisdiction therein. Notwithstanding the foregoing, if Employee is party to an arbitration agreement with the Company, except for a claim by either Employee or the Company for injunctive relief where such would be otherwise authorized by law to enforce Sections 1 and/or 3 of this Agreement, the Federal Arbitration Act, 9 U.S.C. § 1 et seq. and federal law shall govern all aspects of any agreement between the parties to arbitrate claims arising from or related to this Agreement and such claims shall be submitted to binding arbitration in accordance with the arbitration agreement Employee executed with the Company. 10. Injunctive Relief. Employee acknowledges that the restrictions contained in this Agreement are necessary to protect Confidential Information (including trade secrets), and to protect the business and goodwill of the Company and are reasonable for such purposes. Employee agrees that any breach of this Agreement is likely to cause the Company substantial and irrevocable damage that is difficult to measure. Therefore, in the event of any such breach or threatened breach, Employee agrees that the Company, and/or any entity to which this Agreement is assigned pursuant to Section 14, in addition to such other remedies which may be available, shall have the right to obtain an injunction from a court restraining such a breach or threatened breach and the right to specific performance, with One Thousand Dollars ($1,000.00) being the agreed-upon amount of bond (if any) that needs be posted to secure such relief. 11. Attorneys’ Fees. If Employee breaches any obligation in this Agreement, Employee will pay the expenses, including reasonable attorneys' fees, incurred by the Company to establish that breach, to obtain injunctive relief, and/or otherwise to enforce the terms of this Agreement. If under applicable law, the foregoing cannot be enforced without also giving Employee the right to recover attorneys’ fees and costs if deemed the prevailing party, then the foregoing sentence shall not apply and both parties shall bear their own attorney’s fees and costs instead. The Company shall be deemed the prevailing party if it is awarded any part of the legal or equitable relief it seeks, irrespective of whether some of the relief it seeks is denied or modified.

Chewy, Inc. | 7700 West Sunrise Boulevard, Plantation, FL 33322 | 1-800-672-4399 15 12. Waiver. The waiver by the Company of a breach or threatened breach of this Agreement by Employee shall not be construed as a waiver of any subsequent breach by Employee. The refusal or failure of the Company to enforce any specific restrictive covenant in this Agreement against Employee, or any other person for any reason, shall not constitute a defense to the enforcement by the Company of any other restrictive covenant provision set forth in this Agreement. 13. Tolling. If Employee fails to comply with a timed restriction in this Agreement, the time period for that will be extended by one day for each day Employee is found to have violated the restriction, not to exceed a period of two (2) years following the date Employee’s employment ends. 14. Successors and Assigns. If the Company is sold, merged into another entity, or otherwise reorganized, this Agreement shall automatically be assigned to the successor entity and Employee shall continue to owe the obligations set forth in this Agreement to the successor entity unless otherwise agreed in writing. In such a circumstance, Confidential Information shall include information of the successor entity as well as that of the Company. The Company shall have the right to assign this Agreement at its sole election without the need for further notice to or consent by Employee. 15. Survival. This Agreement shall survive the termination of Employee’s employment with the Company. 16. Continuing Effect. This Agreement shall remain in full force and effect throughout Employee’s entire employment, regardless of any change in Employee’s employment relationship with the Company, whether through promotions, demotions, transfers, changes in compensation, changes in benefits, changes in job duties, changes in responsibilities, changes in title, or otherwise. 17. Entire Agreement. This Agreement, including the state-specific modifications in the Appendix, embodies the entire agreement of the parties on the subject matter herein; provided, however, if Employee is party to a Restricted Stock Unit Agreement or other equity or incentive agreement with the Company, the confidentiality, nonsolicitation, and/or noncompetition provisions of such agreement shall supplement and be read together with the provisions of this Agreement to afford the Company the greatest protections allowed by applicable law, except that the governing law and venue of any such agreement shall be superseded by the governing law and venue provision in Section 9 of this Agreement. Further, for the avoidance of doubt, the restrictive covenants in this Agreement will not be construed to replace, reduce or otherwise detrimentally impact the applicability or enforceability of any other such restrictive covenants Employee may agree to with the Company. Nothing in this Agreement limits or reduces any common law or statutory duty Employee owes to the Company, nor does this Agreement limit or eliminate any remedies available to the Company for a violation of such duties. No amendment or modification of this Agreement shall be valid or binding upon the Company or the Employee unless made in writing and signed by the parties hereto (unless such amendment or modification is by order of a court or arbitrator). All prior understandings and agreements relating to the subject matter of this Agreement are hereby expressly terminated, except as provided in this Section 17. [Signature page follows.]

Chewy, Inc. | 7700 West Sunrise Boulevard, Plantation, FL 33322 | 1-800-672-4399 16 The effective date of this Agreement shall be the date signed by Employee below unless this Agreement is entered into as a condition of initial employment or promotion in which case the effective date is the first day of Employee’s employment in such new position (whether reduced to writing on that date or not). Employee acknowledges that they have discussed the contents of this Agreement with their legal counsel or has been afforded the opportunity to avail themselves of the opportunity to the extent Employee wished to do so. Chewy, Inc. Greg Arendt VP, HR Strategy and Operations Date: Agreed to and accepted by: Christopher Deppe: Date:

Chewy, Inc. | 7700 West Sunrise Boulevard, Plantation, FL 33322 | 1-800-672-4399 17 State-Specific Modifications Appendix The following shall apply to modify provisions of the Agreement, where applicable, based upon the controlling law in the state where I (Employee) primarily reside when last employed by the Company if the Choice of Law in Paragraph 9 is determined by a court or arbitrator not to control or is expressly described as inapplicable to Employee below: Low Wage Worker Protections. The parties acknowledge that some states prohibit or place limitations on the use of covenants not to compete or noncompete covenants with an employee considered to be a low wage worker based on the employee’s rate of compensation or overtime exemption status under the Fair Labor Standards Act (a “Low Wage Worker Protection” law, or “LWWP law”). It is the Parties intend not to create any restriction that would violate any controlling state LWWP law. Where the controlling state’s law includes an LWWP law, it is the parties’ intent that this Agreement’s obligations be construed so as to fit within any applicable exclusion for duty of loyalty obligations, nonsolicitation covenants, confidential information protection covenants, and intellectual property assignment agreements recognized under the LWWP law at issue, and that it not create a prohibited covenant not to compete. Alabama: If Alabama law is deemed to apply, then for so long as Alabama law controls: the definition of “Covered Worker” in Section 1(c)shall be limited to only include an employee or independent contractor who is in a Sensitive Position. An employee or consultant in a “Sensitive Position” refers to an employee or an independent contractor of the Company who is uniquely essential to the management, organization, or service of the business. California: If California law controls, the non-solicitation restrictions in Sections 1(c) and (d) and the non-competition restriction in Section 1(b) shall not apply post-employment. However, any conduct relating to the solicitation of Company’s customers or employees that involves the misappropriation of the Company’s trade secret information, such as its protected customer information, will remain prohibited conduct at all times. Further, Section 9 shall be modified to read: the parties have expressly agreed that this Agreement, the parties’ performance hereunder and the relationship between them shall be governed by, construed and enforced in accordance with the laws of the State of California without regard to the conflict of law rules or limitations of California or any other state that may otherwise apply. Any claim by either Employee or the Company for injunctive relief to enforce Sections 1 and/or 3 of this Agreement shall be exclusively finally resolved by a state or federal court located in California and the parties to this Agreement hereby consent to personal jurisdiction therein. Notwithstanding the foregoing, if Employee is party to an arbitration agreement with the Company, except for a claim by either Employee or the Company for injunctive relief where such would be otherwise authorized by law to enforce Sections 1 and/or 3 of this Agreement, the Federal Arbitration Act, 9 U.S.C. § 1 et seq. and federal law shall govern all aspects of any agreement between the parties to arbitrate claims arising from or related to this Agreement and such claims shall be submitted to binding arbitration in accordance with the arbitration agreement Employee executed with the Company.

Chewy, Inc. | 7700 West Sunrise Boulevard, Plantation, FL 33322 | 1-800-672-4399 18 Colorado: If Colorado law is deemed to apply, and Employee is not an officer, executive or management employee, or an employee who constitutes professional staff to executive and management personnel, then for so long as Colorado law controls: (a) Section 1(b) shall not apply; (b) the definition of Covered Customer in Section 1(d) shall be modified to be limited to only those persons or entities that Employee had access to trade secrets about in the Look Back Period; and (c) I stipulate that the employee and customer non-solicitation obligations in Section 1(c) and (d) are reasonable and necessary for the protection of trade secrets within the meaning § 8-2-113(2)(b) (the “Colorado Noncompete Act”). District of Columbia: If Employee performs work for the Company in the District of Columbia and the law of the District of Columbia controls, then the non-competition restrictions in Section 1(b) shall not apply to Employee to the extent they would prohibit Employee from being simultaneously or subsequently employed by another person, performing work or providing services for pay for another person, or operating my own business. However, conduct involving disclosure of confidential, proprietary, or sensitive information, client lists, customer lists, or a trade secret, as that term is defined in section 2(4) of the Uniform Trade Secrets Act of 1988 (D.C. Law 7- 216; D.C. Official Code §36-401(4) shall remain prohibited and nothing in this Agreement shall be construed to limit or eliminate any rights or remedies the Company would have against me under trade secret law, unfair competition law, agency law or other laws applicable in the District of Columbia absent this Agreement. Georgia: If Georgia law is deemed to apply, then for so long as Georgia law controls: the definition of Confidential Information will be understood to exclude information voluntarily disclosed to the public by the Company (excluding unauthorized disclosures by me or others), information that is the result of independent development by others, and information that is otherwise available in the public domain through lawful means. Nothing in this Agreement, including the definition of Confidential Information, limits or alters the definition of what constitutes a trade secret under any federal or state law designed to protect trade secrets. Idaho: If Idaho law is deemed to apply, then for so long as Idaho law controls: the Restricted Period shall be reduced to eighteen (18) months. Illinois: If Illinois law is deemed to apply, then for so long as Illinois law controls, (a) the non-competition restrictions in Section 1 (b) shall not apply if Employee earns equal to or less than $75,000 annually (“Non-Competition Earnings Threshold”) (with the Non-Competition Earnings Threshold increasing by $5,000 every five years from January 1, 2027 through January 1, 2037); (b) the customer and employee non-solicitation restrictions in Sections 1 (c) and (d) shall not apply if Employee earns equal or less than $45,000 annually (“Non-Solicit Earnings Threshold”)(with the Non-Solicit Earnings Threshold increasing by $2,500 every five years from January 1, 2027 through January 1, 2037). Employee further agree that if, at the time Employee signs the Agreement, Employee’s earnings do not meet the Non- Competition Earnings Threshold and/or the Non-Solicit Earnings Threshold, then the non-competition provision contained in Section 1 (b), will automatically become enforceable against Employee if and when Employee begins earning an amount equal to or greater than the Non-Competition Earnings Threshold, and

Chewy, Inc. | 7700 West Sunrise Boulevard, Plantation, FL 33322 | 1-800-672-4399 19 the non-solicitation provisions in Sections 1 (c) and (d) will automatically become enforceable against Employee if and when Employee begins earning an amount equal to or greater than the Non-Solicit Earnings Threshold; (c) the Restricted Period shall be reduced to twelve (12) months; (d) Employee acknowledges they received a copy of the Agreement at least 14 calendar days before the effective date and they were instructed to consult with an attorney before entering into the Agreement; and (e) Section 11 (Attorneys’ Fees) is rewritten as follows: “In the event that any action is filed to enforce the terms and conditions of this Agreement, the prevailing party in the action will recover from the non-prevailing party, in addition to any other sum that either party may be called upon to pay, a reasonable sum for the prevailing party’s attorney’s fees and costs. The Company shall be deemed the prevailing party if it is awarded any part of the legal or equitable relief it seeks, irrespective of whether some of the relief it seeks is denied or modified.”. Indiana: If Indiana law is deemed to apply, then for so long as Indiana law controls: (a) the definition of Covered Worker in Section 1(c) will be further limited to employees who have access to or possess any knowledge that would give a competitor an unfair advantage; and (b) the Restricted Period shall be reduced to eighteen (18) months. Louisiana: If Louisiana law is deemed to apply, then for so long as Louisiana law controls: (a) the Territory referenced in Section 1(b) of the Agreement is understood to cover the following parishes in Louisiana: Acadia, Allen, Ascension, Assumption, Avoyelles, Beauregard, Bienville, Bossier, Caddo, Calcasieu, Caldwell, Cameron, Catahoula, Claiborne, Concordia, De Soto, East Baton Rouge, East Carroll, East Feliciana, Evangeline, Franklin, Grant, Iberia, Iberville, Jackson, Jefferson, Jefferson Davis, Lafayette, Lafourche, La Salle, General, Livingston, Madison, Morehouse, Natchitoches, Orleans, Ouachita, Plaquemines, Pointe Coupee, Rapides, Red River, Richland, Sabine, St. Bernard, St. Charles, St. Helena, St. James, St. John the Baptist, St. Landry, St. Martin, St. Mary, St. Tammany, Tangipahoa, Tensas, Terrebonne, Union, Vermilion, Vernon, Washington, Webster, West Baton Rouge, West Carroll, West Feliciana, and Winn; and, if counties (or their equivalents) in Employee’s Territory that are located outside of Louisiana must also be specified by name, Employee acknowledges that the names at issue are those listed by the U. S. Census Bureau for the remainder of the United States found at https://en.wikipedia.org/wiki/List_of_counties_by_U.S._state (summarizing data from www.census.gov and incorporated herein by reference) and same are all incorporated herein by reference)(b) the Non-Solicitation of Customers provision in Section 1(d) shall be limited to the foregoing parishes and counties. However, nothing in this Agreement may be construed to prohibit the enforcement of Sections 1(b) and (d) in accordance with their terms in states outside of Louisiana; and (c) the Restricted Period shall be reduced to twelve (12) months. Maine: If Maine law is deemed to apply, then for so long as Maine law controls: (a) Employee acknowledges that if Employee is being initially hired by the Company that Employee was notified a noncompete agreement would be required prior to their receiving a formal offer of employment from the Company and they were given a copy of the Agreement at least three business days before they were required to sign the Agreement; (b) Section 1(b) will not take effect until one year of employment or a period of six months from the date the

Chewy, Inc. | 7700 West Sunrise Boulevard, Plantation, FL 33322 | 1-800-672-4399 20 agreement is signed, whichever is later; and (c) Section 1(b) shall not apply if Employee earns at or below 400% of the federal poverty level (https://aspe.hhs.gov/poverty-guidelines). Maryland: If Maryland law is deemed to apply, then for so long as Maryland law controls: Section 1(b) shall not apply if Employee earns equal to or less than $15/hour or $31,200 annually. Massachusetts: If Massachusetts law is deemed to apply, Section 1(b) does not apply. Missouri: If Missouri law controls, then the employee non-solicit obligations in Section 1(c) will be modified to exclude from the definition of Covered Worker any employee who provides only secretarial or clerical services. Montana: If Montana law is deemed to apply, then for so long as Montana law controls: (a) the at-will provision in Section 6 shall not apply; and (b) Nebraska: If Nebraska law is deemed to apply, then for so long as Nebraska law controls: (a) Section 1(d) shall not apply to any customer Employee did not personally solicit, service, or have business-related dealings with during Look Back Period; (b) Section 1(b) shall not apply; and (c) the Restricted Period shall be reduced to twelve (12) months. Nevada: If Nevada law is deemed to apply, then for so long as Nevada law controls: (a) the noncompete obligations in Section 1(b) will not become effective until Employee has either been employed by the Company for sixty (60) days or received $5,000 in wages from the Company; (b) the restrictions in Section 1(d) shall not preclude Employee from providing services to any former customer of the Company if: (i) Employee did not solicit the former customer; (ii) the customer voluntarily chose to leave and sought services from Employee; and (iii) Employee is otherwise complying with the limitations in this Agreement as to time and scope of activity to be restrained; (c)if Employee is paid solely on an hourly wage basis, the non-competition in Section 1 (b) shall not apply; and (d) if Employee’s employment with the Company is terminated as a result of a reduction in force, reorganization or similar restructuring of the Company, the non-compete covenant will only be enforceable during the period in which the Company is paying the Employee’s salary, benefits or equivalent compensation, including without limitation, severance pay, if it elects to make such a payment. New Hampshire: If New Hampshire law is deemed to apply, then for so long as New Hampshire law controls: (a) Section 1(b) does not apply if Employee earns an hourly rate less than or equal to 200 percent of the federal minimum wage; and (b) Employee acknowledges that they were given a copy of this Agreement prior to the offer of employment.

Chewy, Inc. | 7700 West Sunrise Boulevard, Plantation, FL 33322 | 1-800-672-4399 21 New York: If New York law is deemed to apply, then for so long as New York law controls: the restrictions in Section 1(d) shall not apply to customers who became a customer of the Company as a result of Employee’s independent contact and business development efforts with the customer prior to and independent from Employee’s employment with Company. North Carolina: If North Carolina law is deemed to apply, then for so long as North Carolina law controls: (a)) the Look Back Period shall be calculated looking back one year from the date the employment ends or two years from the date of enforcement and not from the date employment ends, whichever provides the Company the greatest protection and is enforceable under applicable law; and (b) the Restricted Period shall be reduced to twelve (12) months. North Dakota: If North Dakota law is deemed to apply, then for so long as North Dakota law controls: the non-solicitation restrictions in Section 1(c) and (d) and the non-competition restriction in Section 1(b) shall not apply post- employment. However, any conduct relating to the solicitation of Company’s customers or employees that involves the misappropriation of the Company’s trade secret information, such as its protected customer information, will remain prohibited conduct at all times. Oklahoma: If Oklahoma law is deemed to apply, then for so long as Oklahoma law controls: (a) Section 1(b) shall not apply post-employment; and (b) the application of Section 1(d) is limited to solicitation of established Company customers (person or entity) that Employee or a person acting under Employee’s supervision had significant business-related contact or dealings with on behalf of the Company or was provided Confidential Information about in the Look Back Period. A customer will be presumed to be established where actual sales and/or services have occurred or been performed in the preceding year and/or where there is an active proposal for sales or services pending as of the date my employment with Company ends. Oregon: If Oregon law is deemed to apply, then for so long as Oregon law controls: (a) unless the Company chooses to compensate Employee as allowed under the Oregon Noncompete Act (Or. Rev. Stat. §653 et seq.), the restrictions in Section 1(b) shall only apply to Employee if: (a) Employee is engaged in administrative, executive or professional work and performs predominantly intellectual, managerial, or creative tasks, exercise discretion and independent judgment and earns a salary and is paid on a salary basis; (b) the Company has a "protectable interest" (meaning, access to trade secrets or competitively sensitive confidential business or professional information that otherwise would not qualify as a trade secret, including product development plans, product launch plans, marketing strategy or sales plans); and (c) the total amount of Employee’s annual gross salary and commission, calculated on an annual basis, at the time of their termination, exceeds $100,533 (or the earnings threshold in effect based on annual adjustment for inflation pursuant to the Consumer Price Index for All Urban Consumers, West Region (All Items), as published by the Bureau of Labor Statistics of the United States Department of Labor immediately preceding the calendar year of my termination). ; (b) the Restricted Period shall be reduced to twelve (12) months; and

Chewy, Inc. | 7700 West Sunrise Boulevard, Plantation, FL 33322 | 1-800-672-4399 22 (c) if Employee is a new employee, Employee acknowledges that they were notified in a written offer of employment received two weeks before the commencement of employment that a noncompetition agreement was a condition of employment. Rhode Island: If Rhode Island law is deemed to apply, then for so long as Rhode Island law controls: Section 1(b) shall not apply to Employee post-employment if Employee is: classified as non-exempt under the FLSA; an undergraduate or graduate student in an internship or short-term employment relationship; 18 years of age or younger; or a low wage employee (defined as earning less than 250% of the federal poverty level, (https://aspe.hhs.gov/poverty-guidelines)). South Carolina: If South Carolina law is deemed to apply, then for so long as South Carolina law controls the Restricted Period shall be reduced to twelve (12) months. Utah: If Utah law is deemed to apply, then for so long as Utah law controls: the Restricted Period shall be reduced to twelve (12) months. Virginia: If Virginia law is deemed to apply, then for so long as Virginia law controls: (a) Section 1(b)(ii) shall not apply; (b) the Restricted Period shall be reduced to twelve (12) months; (c) the parties agree that the non-competition and non-solicitation provisions in Section 1 are reasonably limited in nature and do not prohibit employment with a competing business in a non-competitive position; and (d) unless Employee’s earnings are derived, in whole or in predominant part, from sales commissions, incentives, or bonuses: (i) Employee’s non-competition obligation in Section 1(b) and non-solicitation obligation in Section 1(d)(ii) shall not apply if Employee’s average weekly earnings calculated as provided for under Code of Virginia §40.1-28.7:7 (the “Virginia Act”), are less than the average weekly wage of the Commonwealth as determined pursuant to subsection B of §65.2-500 or Employee otherwise qualifies as a low-wage employee under the Virginia Act; and (ii) notwithstanding anything in the Agreement to the contrary, nothing in the Employee’s non-competition and non-solicitation obligations shall restrict Employee from providing a service to a customer or client of Company if Employee does not initiate contact with or solicit the customer or client. Washington: If Washington law is deemed to apply, then for so long as Washington law controls: (a) Sections 1(b), (d)(ii), and the definition of “solicit” shall only apply post-employment if Employee’s annualized earnings from the Company exceeds $100,000.00 per year (adjusted annually in accordance with Section 5 of Washington HP 1450), and Sections 1(b), (d)(ii), and the definition of “solicit” shall only apply during employment if Employee earns at least twice the Washington minimum hourly wage (subject to the common law duty of loyalty and the Company’s Code of Conduct and Ethics);

Chewy, Inc. | 7700 West Sunrise Boulevard, Plantation, FL 33322 | 1-800-672-4399 23 (b) Employer further agrees that if Employee’s employment with the Company is terminated as the result of a layoff, the Company will not enforce the non-competition provision contained in Section 1(b), the customer non-solicit provision in Section 1(d)(ii) and the definition of “solicit” against Employee unless, during the period of enforcement, the Company pays Employee compensation equivalent to Employee’s final base pay at the time of the termination of Employee’s employment, minus the amount of any compensation Employee earns through employment after the end of Employee’s employment with the Company, which Employee agrees to promptly and fully disclose. For purposes of this section, “layoff” means termination of Employee’s employment by the Company for reasons of Employer’s insolvency or other purely economic factors, and specifically excludes termination of Employee’s employment for any other reason, either with or without cause; (c) the Restricted Period shall be reduced to eighteen (18) months; (d) Employee further acknowledges that Employee had advance notice of the terms of this Agreement prior to accepting the Company’s offer of employment; and (e) Section 9 shall be modified to state as follows: The parties have expressly agreed that this Agreement, the parties’ performance hereunder and the relationship between them shall be governed by, construed and enforced in accordance with the laws of the State of Washington without regard to the conflict of law rules or limitations of Washington or any other state that may otherwise apply. Any claim by either Employee or the Company for injunctive relief to enforce Sections 1 and/or 3 of this Agreement shall be exclusively finally resolved by a state or federal court located in Washington, and the parties to this Agreement hereby consent to personal jurisdiction therein. Notwithstanding the foregoing, if Employee is party to an arbitration agreement with the Company, except for a claim by either Employee or the Company for injunctive relief where such would be otherwise authorized by law to enforce Sections 1 and/or 3 of this Agreement, the Federal Arbitration Act, 9 U.S.C. § 1 et seq. and federal law shall govern all aspects of any agreement between the parties to arbitrate claims arising from or related to this Agreement and such claims shall be submitted to binding arbitration in accordance with the arbitration agreement Employee executed with the Company. Wisconsin: If Wisconsin law is deemed to apply, then for so long as Wisconsin law controls: (a) the definition of “Covered Worker” in Section 1(c) shall be modified to only include an employee whom Employee had personal contact while Employee was employed with the Company and to whom the Company entrusted Confidential Information; (b) the Restricted Period shall be reduced to twelve months; and (c) Section 13 shall not apply.

Chewy, Inc. | 7700 West Sunrise Boulevard, Plantation, FL 33322 | 1-800-672-4399 24 Prior Works Appendix By signing below, I confirm that I have provided by email to my Company recruiter a complete list of Prior Works that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my employment by the Company that I desire to clarify are not subject to the Agreement’s Intellectual Property assignment provisions. If, due to confidentiality agreements with a prior employer, I cannot disclose certain inventions that would otherwise be included on the above list, I have provided this notification to my Company recruiter as well. Employee’s Signature: Christopher Deppe: Date: